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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                              OF USDATA CORPORATION
                           CERTIFICATE OF DESIGNATION
                                       FOR
                          SERIES A PREFERRED STOCK AND
                            SERIES B PREFERRED STOCK

                  USDATA Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify that:

                  FIRST: The name of the Corporation is USDATA Corporation. The Corporation was originally incorporated on December 6, 1991, pursuant to the DGCL, and filed a Certificate of Designation for Series A Preferred Stock (the "Certificate of Designation") pursuant to Section 151 of the DGCL on August 10, 1999.

                  SECOND: The Certificate of Designation hereby is amended to read in its entirety as follows:

                  WHEREAS, the Corporation's Certificate of Incorporation authorizes a class of stock designated Preferred Stock (the "Preferred Stock"), comprised of 2,200,000 shares, par value $0.01 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation to fix or alter the rights, preferences, restrictions and other terms and conditions of any wholly unissued series of Preferred Stock;

                  WHEREAS, by resolution of the Board of Directors of the Corporation dated August 4, 1999, the Corporation designated 100,000 shares of Preferred Stock as "Series A Preferred Stock"; and

                  WHEREAS, the Corporation desires to amend the terms of the Series A Preferred Stock and to designate 800,000 shares of Preferred Stock as "Series B Preferred Stock"; and

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that, subject to receiving the requisite consent of the stockholders of the Corporation, the Board of Directors of the Corporation does hereby amend the voting powers, preferences and relative participation, optional and other special rights and qualifications, limitations and restrictions of the Series A Preferred Stock as set forth herein; and be it

                  FURTHER RESOLVED, that, the Board of Directors of the Corporation does hereby designate 800,000 shares of authorized but unissued Preferred Stock as Series B Preferred Stock, and does hereby designate the voting powers, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions of the Series B Preferred Stock as set forth herein; and be it:

                  FURTHER RESOLVED, that the foregoing amendment to the Certificate of Designation be submitted to the stockholders of the Corporation for their approval at a special meeting of the stockholders of the Corporation; and be it



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                  FURTHER RESOLVED, that, subject to receiving the requisite consent of the stockholders of the Corporation, the Chief Executive Officer, Chief Financial Officer, President, any Vice President or the Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware an Amended Certificate of Designation relating to the Series A Preferred Stock and the Series B Preferred Stock and to take all other actions that such officers deem appropriate to effectuate such Certificate of Designation and the intent of these resolutions.

                  1. Rank. The Series A Preferred Stock and Series B Preferred Stock shall, with respect to dividend rights, rights on liquidation, dissolution and winding up and redemption rights, rank senior to all other classes and series of stock of the Corporation, now or hereafter authorized, issued or outstanding (collectively, "Junior Securities"), including, without limitation, the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), and all series of the Corporation's Preferred Stock other than those whose terms specifically provide that such series will rank on a parity with the Series A Preferred Stock and Series B Preferred Stock (collectively, "Parity Securities"). All Parity Securities shall rank on parity with each other with respect to dividend rights, rights on liquidation, dissolution and winding up and redemption rights.

                  2. Dividends.

                           a. The holders of the Series A Preferred Stock shall
be entitled to receive cumulative dividends at the rate of $8.00 per share per annum (as adjusted for any stock dividends, combinations, splits or similar events) whether or not earned or declared. Such dividends shall be payable, at the election of the Corporation, in additional shares of Series A Preferred Stock (valued at $100.00 per share, as adjusted for any stock dividends, combinations, splits or similar events) or in cash, (i) when, as and if declared by the Board of Directors of the Corporation or (ii) upon conversion of all of the Series A Preferred Stock to Common Stock pursuant to Section 6 below.

                           b. The holders of the Series B Preferred Stock shall
be entitled to receive cumulative dividends at the rate of $8.00 per share per annum (as adjusted for any stock dividends, combinations, splits or similar events) whether or not earned or declared. Such dividends shall be payable in additional shares of Series B Preferred Stock (valued at $100.00 per share, as adjusted for any stock dividends, combinations, splits or similar events), (i) when, as and if declared by the Board of Directors of the Corporation or (ii) upon conversion of all of the Series B Preferred Stock to Common Stock pursuant to Section 6 below.

                           c. No dividends or distributions of any sort (other
than a dividend payable solely in the Common Stock of the Corporation) shall be declared or paid by the Corporation on any Junior Securities of the Corporation so long as any accrued dividends on the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities remain unpaid.

                           d. So long as shares of Series A Preferred Stock,
Series B Preferred Stock or any other Parity Securities are outstanding, the Corporation shall not declare or pay any distribution on any shares of its Junior Securities except as otherwise provided in this Section 2.d. In the event that the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or options or rights to purchase any such securities or evidences of indebtedness or other assets (including cash), to the holders of the Common Stock of the Corporation, then the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled, on a pari passu basis with the holders of all other Parity Securities, to a proportionate share of any


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such dividend or distribution as though the holders of the Series A Preferred
Stock, the Series B Preferred Stock and all other Parity Securities were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock and Parity Securities are convertible as of the record date fixed for the determination of the holders of the Common Stock of the Corporation entitled to receive such dividend or distribution.

                           e. All numbers relating to calculation of cumulative
dividends or the payment of dividends on the Series A Preferred Stock or Series B Preferred Stock in kind shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock or Series B Preferred Stock, as applicable.

                  3. Liquidation Preference.

                           a. In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled, on a pari passu basis with the holders of all other Parity Securities, to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other Junior Securities of the Corporation, by reason of their ownership thereof, an amount equal to $100.00 (as adjusted for any stock dividends, combinations, splits or similar events) plus all accrued but unpaid dividends thereon (the "Liquidation Amount") for each share of Series A Preferred Stock and Series B Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the liquidation amounts required to be distributed to the holders of all other Parity Securities shall be insufficient to permit the payment to such holders of the full amounts required, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and all other Parity Securities in proportion to the aggregate amount each such holder is otherwise entitled to receive. The holders of Series A Preferred Stock and Series B Preferred Stock shall have the right to convert such shares into Common Stock, in accordance with Section 6 hereof, at any time prior to or in connection with any liquidation, dissolution or winding up of the Corporation.

                           b. After payment to the holders of the Series A
Preferred Stock, the Series B Preferred Stock and all other Parity Securities of the amounts set forth in Section 3.a. above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to the Corporation's stockholders shall be distributed among the holders of the Junior Securities other than Common Stock to the extent of the respective liquidation values of such Junior Securities. After payment to the holders of any Junior Securities other than Common Stock of the respective liquidation values of such Junior Securities, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to the Corporation's stockholders shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and all other Parity Securities in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and other Parity Securities then held by them; provided, however, that, in connection with any such distribution, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive a maximum $500.00 (as adjusted for any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event), including the Liquidation Amount and any other amounts distributed to the holders of the Series A Preferred Stock and the Series B Preferred


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Stock pursuant to this Section 3.b., for each outstanding share of Series A
Preferred Stock and Series B Preferred Stock held by them.

                           c. For purposes of this Section 3, (i) any
acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued or paid, or caused to be issued or paid, by the acquiring entity or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale, lease or conveyance of all or substantially all of the assets of the Corporation (upon such written direction, each event described in (i) and (ii), a "Corporate Transaction"), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock, Series B Preferred Stock and all other Parity Securities to receive at the closing of such Corporate Transaction in cash, securities or other property (valued as provided in Section 3.d. below) the amounts specified in Sections 3.a. and 3.b. above. The provisions of this Section 3 shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation of another corporation (a) in which the Corporation is substantively the surviving corporation, the Corporation continues to operate thereafter as a going concern and the Corporation is not the target in such acquisition, and (b) that (i) is approved by the Board of Directors of the Corporation, (ii) does not result in the holders of the Corporation's Common Stock and Preferred Stock immediately prior thereto holding less than 50% of the outstanding voting securities of the surviving corporation immediately thereafter and (iii) does not involve a recapitalization of the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities.

                           d. Whenever the distribution provided for in this
Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors. The Liquidation Amount shall in all events be paid in cash; provided, however, that if the Liquidation Amount is otherwise payable in connection with a consolidation or merger of the Corporation, or sale of substantially all of the capital stock of the Corporation, then each holder of the Series A Preferred Stock, the Series B Preferred Stock and any other Parity Securities shall receive payments with respect to such shares in the same form of consideration as is payable with respect to the Common Stock. In the event of any business combination or acquisition involving the Corporation which is intended to be treated as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, the acquisition consideration (including any shares of capital stock or other securities to be delivered or exchanged by the acquiring corporation) shall be reallocated among the holders of Series A Preferred Stock, Series B Preferred Stock and any other Parity Securities in an appropriate manner to give economic effect to the essential intent and purposes of Sections 3.a, 3.b. and 3.c.

                  4. Redemption.


                  None of the Series A Preferred Stock, the Series B Preferred Stock or any other Parity Securities shall be redeemable.

                  5. Voting Rights. Each holder of shares of Series A Preferred Stock and Series B Preferred Stock shall (a) be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock, as applicable could be converted, (b) have voting rights and powers equal to the voting rights and powers of such Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and
(c)


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be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and the Delaware General Corporation Law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock and Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as otherwise expressly provided herein or in the Certificate of Incorporation, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  6. Conversion. The holders of the Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           a. Right to Convert. Each share of Series A Preferred
Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 plus all accrued but unpaid dividends thereon by the conversion price applicable to such share (the "Series A Conversion Price"), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Series A Conversion Price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock initially shall be $4.65 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 plus all accrued but unpaid dividends thereon by the conversion price applicable to such share (the "Series B Conversion Price"), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Series B Conversion Price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock initially shall be $6.09 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided. The Series A Conversion Price and the Series B Conversion Price sometimes are referred to herein collectively as the "Conversion Price."

                           b. Mechanics of Conversion. Before any holder of
Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, as applicable, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.



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                           c. Adjustments to Conversion Price for Certain
Diluting Issues.

                           (i) Special Definitions. For purposes of this Section
6.c., the following definitions apply:

                                    (1) "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below), other than rights, options or warrants relating to Employee Stock (defined below).

                                    (2) "Measurement Date" shall mean, with
respect to the Series A Preferred Stock, August 6, 1999, and with respect to the Series B Preferred Stock, June 30, 2000.

                                    (3) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock (other than Options).

                                    (4) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Section 6.c.(iv), deemed to be issued) by the Corporation after the applicable Measurement Date, other than shares of Common Stock issued (or deemed issued):

                                             (A) upon conversion of shares of
Series A Preferred Stock and Series B Preferred Stock;

                                             (B) to outside directors, officers,
employees and consultants pursuant to the Corporation's 1994 Equity Compensation Plan or Employee Stock Purchase Plan or other employee stock plan (the "Employee Stock"), provided that (i) the issuance of such shares is or has been approved by a majority of the members of the Board of Directors or any duly constituted committee thereof and (ii) the number of shares of Employee Stock does not exceed an aggregate of 2,700,000 shares (as adjusted for any stock dividends, combinations, splits or similar events) regardless of whether issued by the Corporation prior to the date hereof;

                                             (C) as a dividend or distribution
on Series A Preferred Stock and Series B Preferred Stock; or

                                             (D) for which adjustment of the
Series A Conversion Price or the Series B Conversion Price is made pursuant to
Section 6.d.

                           (ii) No Adjustment of Series A Conversion Price. Any
provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6.c.(vi) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue. In computing each adjusted Series A Conversion Price, the result shall be rounded to five decimal places, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Series A Conversion Price of less than $0.01, no adjustment to the then Series A Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.


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                           (iii) No Adjustment of Series B Conversion Price. Any
provision herein to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6.c.(vi) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion
Price in effect on the date of, and immediately prior to such issue. In computing each adjusted Series B Conversion Price, the result shall be rounded to five decimal places, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Series B Conversion Price of less than $0.01, no adjustment to the then Series B Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

                           (iv) Deemed Issue of Additional Shares of Common
Stock. In the event the Corporation at any time or from time to time after the applicable Measurement Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, except, in both cases, where Common Stock to be issued upon conversion or exercise of such securities would not constitute Additional Shares of Common Stock, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (1) no further adjustments in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (2) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price or the Series B Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, as applicable); and

                                    (3) no readjustment pursuant to clause (1)
or (2) above shall have the effect of increasing the Series A Conversion Price or the Series B Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price or the Series B Conversion Price, as applicable, on the original adjustment date, or (b) the Series A Conversion Price or the Series B Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (v) Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock.


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                                    (1) In the event the Corporation, at any
time after the Measurement Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options or other Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. The provisions of this paragraph may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                                    (2) In the event that, at any time prior to
the third anniversary of the applicable Measurement Date, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price per share paid for such Additional Shares of Common Stock. The provisions of this paragraph may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series B Preferred Stock.

                                    (3) In the event, at any time on or after
the third anniversary of the applicable Measurement Date, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.c.(iv)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options or other Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. The provisions of this paragraph may be waived in any


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instance (without the necessity of convening any meeting of stockholders of the
Corporation) upon the written approval of the holders of a majority of the outstanding shares of Series B Preferred Stock.

                           (vi) Determination of Consideration. For purposes of
this Section 6.c., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1) Cash and Property: Such consideration
shall:

                                             (A) insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation;

                                             (B) insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                             (C) in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received in exchange for the Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                    (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.c.(iv), relating to Options and Convertible Securities shall be determined by dividing:

                                             (D) the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (E) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  d. Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the applicable Measurement Date shall effect a (i) subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise), or (ii) combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares of Common Stock (by reclassification or otherwise), then the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have subdivided the outstanding shares of Common Stock


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by an amount of shares equal to the maximum number of shares issuable through such dividend and/or upon exercise of such rights to acquire Common Stock.

                  e. Adjustments to Conversion Price for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than as provided for in Section 6.d. above or in connection with a Corporate Transaction), the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock and Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock and Series B Preferred Stock immediately before that change.

                  f. No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or the Certificate of Incorporation of any Subsidiary (as hereinafter defined) through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation or any Subsidiary, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

                  g. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock or Series B Preferred Stock, as applicable.

                  h. Notices of Record Date. In the event that the Corporation shall propose at any time to effect any reclassification or recapitalization, to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock and Series B Preferred Stock: (1) at least 20 days prior written notice of the date on which a record shall be taken for such event and specifying the date on which such event shall occur; and (2) at least 20 days prior written notice of the record date for determining rights to vote, if any, in respect of such event.

                  i. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock and Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  j. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                  k. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock or Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  l. Notices. Any notice required by the provisions of this
Section 6 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                  m. Series A Option to Convert to Securities of Subsidiary. At the option of any holder of Series A Preferred Stock, such holder shall have the right (but not the obligation) to convert in the manner provided in this Section 6.m any share of Series A Preferred Stock then held by it into fully paid and nonassessable shares of the common stock ("Subsidiary Common Stock") of any direct or indirect subsidiary of the Corporation more than 50% of the outstanding voting securities of which are owned directly or indirectly by the Corporation (each, a "Subsidiary"); provided, however, that a holder may not exercise such right to convert Series A Preferred Stock into common stock of eMake Corporation ("eMake"), a Delaware corporation, or its wholly owned subsidiaries, unless a Trigger Event (as hereafter defined) has occurred. For purposes of this Section, a "Trigger Event" shall be the first to occur of the following events: (a) June 1, 2006; (b) the commencement of the liquidation or winding up of the business of eMake; (c) the sale of all or substantially all of the assets and properties of eMake; (d) a merger, consolidation or other similar transaction involving eMake, in which eMake is not the surviving entity or a merger, consolidation or other similar transaction involving eMake where eMake is the surviving entity but after which the holders of the outstanding voting securities of eMake before the transaction hold less than 50% of eMake's outstanding voting securities after the transaction; (e) the sale by eMake of its securities in a public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; or (f) a decrease in the ownership percentage of the Corporation in the voting securities of eMake below the percentage required under generally accepted accounting principles to include such

Subsidiary in eMake's consolidated financial statements. Such right may be exercised by delivery to the Corporation of the certificates representing the shares of Series A Preferred Stock to be converted together with written notice of such exercise specifying the applicable Subsidiary. The number of shares of Subsidiary Common Stock into which any share of Series A Preferred Stock is convertible under Section 6.m shall be equal to the quotient obtained by dividing the Liquidation Amount therefor by the Fair Market Value of a share of Subsidiary Common Stock. As used herein, the term "Fair Market Value" shall mean as of any date and with respect to a share of Subsidiary Common Stock, the price per share which the Corporation could obtain from a willing buyer for shares of Subsidiary Common Stock as determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock exercising its conversion rights hereunder. If such holder and the Corporation are unable to agree on such fair market value, such holder and the Corporation shall each select an independent and nationally-recognized investment banking firm and such selected firms shall select another such firm to appraise the fair market value of the Subsidiary Common Stock and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Corporation and such holder. All expenses of such investment banking firm shall be borne equally by the Corporation and such holder. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Subsidiary Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Subsidiary Common Stock. The Corporation shall take, and shall cause the related Subsidiary to take, all actions necessary to issue any shares of Subsidiary Common Stock issuable under this Section 6.m and to cause such shares to be duly authorized, validly issued, fully paid and nonassessable, including, without limitation, amending such Subsidiary's Certificate of Incorporation to increase the number of shares of Subsidiary Common Stock issuable thereunder, if necessary, and pay, on the holders behalf, any consideration required to accomplish the foregoing. Shares of Subsidiary Common Stock delivered hereunder may be newly-issued shares or outstanding shares then held by the Corporation. The Corporation shall notify each holder of shares of Series A Preferred Stock of any sale of Subsidiary Common Stock or securities exchangeable or convertible into Subsidiary Common Stock as reasonably as is practical in advance of such issuance, but in no event at least ten business days prior thereto. Any such notice shall be in writing and shall describe the securities to be issued and sold by such Subsidiary and the consideration to be received by it in connection therewith.

                  7. Series A Restrictions and Limitations. So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote required by the Delaware General Corporation Law, the vote or written consent or written agreement of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class, shall be required in order to:

                           (i) alter, amend or modify the rights, preferences or
privileges of the Series A Preferred Stock;

                           (ii) increase the authorized number of shares of the
Series A Preferred Stock or issue any additional shares of Series A Preferred Stock other than shares issued in payment of dividends on the outstanding shares of Series A Preferred Stock pursuant to Section 2.a. above;

                           (iii) authorize or issue, or obligate itself to
issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to dividend rights, liquidation preferences or redemption rights;

                           (iv) redeem, purchase or otherwise acquire any Parity
Securities or Junior Securities (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for this Corporation;

                           (v) allow any Subsidiary other than eMake Corporation
to authorize or issue any shares of capital stock other than a single class of common stock.

                  8. Series B Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote required by the Delaware General Corporation Law, the vote or written consent or written agreement of the holders of at least two-thirds of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, shall be required in order to:

                           (i) alter, amend or modify the rights, preferences
or privileges of the Series B Preferred Stock;

                           (ii) increase the authorized number of shares of the
Series B Preferred Stock or issue any additional shares of Series B Preferred Stock other than shares issued in payment of dividends on the outstanding shares of Series B Preferred Stock pursuant to Section 2.b above;

                           (iii) authorize or issue, or obligate itself to
issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series B Preferred Stock as to dividend rights, liquidation preferences or redemption rights;

                           (iv) redeem, purchase or otherwise acquire any Parity
Securities or Junior Securities (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for this Corporation;

                  9. No Reissuance. No share or shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and restored to the status of undesignated Preferred Stock.

                  THIRD: The foregoing amendment of the Corporation's Certificate of Designation was approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 228 of the DGCL.

                  FOURTH: The foregoing amendment of the Corporation's Certificate of Designation was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

                                      * * *
                            [Signature page follows.]

                  IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock has been signed by the Chief Financial Officer of the Corporation this 11th day of September, 2000.

                                 /s/ ROBERT L. DRURY
                                ---------------------------------------
                                Robert L. Drury, Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                              OF USDATA CORPORATION

         It is hereby certified that:

         1. The name of the corporation (the "Corporation") is USDATA
Corporation.

         2. This amendment to the Corporation's Certificate of Incorporation hereby amends Article IV hereof as follows:

Paragraph 1 of Article IV shall be amended to read as follows:

            "ARTICLE IV: The Corporation shall be authorized to issue 42,200,000 shares which are divided into two classes consisting of (a) 40,000,000 shares of Common Stock, par value $.01 per share, and (b) 2,200,000 shares of Preferred Stock, par value $.01 per share."

The remainder of Article IV is not amended and shall remain unchanged in its entirety.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the Stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           [Remainder of page intentionally left blank; signature on following page.]

         The effective time of the amendment herein certified shall be September 11, 2000. Signed on September 11, 2000.

                                By: /s/ ROBERT L. DRURY
                                   -----------------------------------------
                                   Robert L. Drury,  Chief Financial Officer &
                                   Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         USDATA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         The amendment to the Company's Certificate of Incorporation set forth in the following resolution approved by the Company's Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         RESOLVED, that Article IV of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

                  ARTICLE IV: The Corporation shall be authorized to issue 24,200,000 shares which is divided into two classes consisting of (a) 22,000,000 shares of Common Stock, par value $.01 per share, and (b) 2,200,000 shares of Preferred Stock, par value $.01 per share.

                  The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

                  The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the corporation shall have authority to the fullest extent permitted under the General Corporation Law of Delaware to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the Delaware Corporation Law and this Certificate of Incorporation, as amended from time to time.

                  The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred stock"

                  (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

                  (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

                  (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

                  (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

                  (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Certificate of Incorporation or the provisions of any such Certificate of Designation.

                                II. COMMON STOCK

                  1. PRIORITY. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

                  2. VOTING RIGHT. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, this Certificate of Incorporation, and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote. Cumulative voting of shares of Common Stock is prohibited.

                  3. DIVIDENDS. Subject to provisions of law, this Certificate of Incorporation and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

                  4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.

         IN WITNESS WHEREOF, said USDATA Corporation has caused this certificate to be signed by William G. Moore Jr., its President and Chief Executive Officer, and attested by P. Michael Sullivan, its Secretary, this 23rd day of March, 1995.

                                  USDATA CORPORATION

                                    /s/ WILLIAM G. MOORE, JR.
                                  --------------------------------------------
                                  William G. Moore, Jr.
                                  President and Chief Executive Officer


Attest:



/s/ P. MICHAEL SULLIVAN
------------------------------
P. Michael Sullivan, Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                               USDATA CORPORATION

         ARTICLE I: The name of the corporation is USDATA Corporation (the "Corporation").

         ARTICLE II: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         ARTICLE III: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE IV: The total number of shares of stock which the Corporation shall have authority to issue is 8,000,000 shares of common stock, par value $0.01 per share ("Common Stock").

         In the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon any distribution of the assets of the Corporation, the holders of the Common Stock shall be entitled to receive all assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

         Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders. Cumulative voting of shares of Common Stock is prohibited.

         ARTICLE V: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation which does not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors need not be by written ballot. In addition to the authority and powers conferred upon the directors by statute or by this Certificate of Incorporation, the directors are hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

         ARTICLE VI: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this
Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         ARTICLE VII: The Corporation expressly elects not to be governed by
Section 203 of the General Corporation law of the State of Delaware, as the same exists or hereafter may be amended.

         ARTICLE VIII: the name and mailing address of the incorporator are as follows:


             Name                             Mailing Address
             ----                             ---------------
         Charles N. Bell                    1551 Glenville Drive
                                            Richardson, Texas 75081

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of December 2, 1991.

                                           /s/ CHARLES N. BELL
                                           ------------------------------
                                           Charles N. Bell